Exhibit 99.1

GENIUS SPORTS GROUP TO GO PUBLIC THROUGH COMBINATION WITH NYSE-

LISTED dMY TECHNOLOGY GROUP II

Combination to Drive Expansion as Leading Provider of Official Data and Technology Powering Global Sports, Betting and Media Ecosystem

•	Pro forma enterprise value of the merger of approximately $1.5 billion

•	Transaction includes a $330 million fully committed private investment (“PIPE”) anchored by institutional and experienced industry investors

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The combined company is expected to have approximately $150 million of growth capital (assuming no redemptions) and a substantially debt-free balance sheet to accelerate its U.S. and international expansion through organic growth and strategic acquisitions

•	dMY II shareholders, GSG shareholders and PIPE investors will hold shares in NYSE-listed combined company

•	dMY II’s Chairman and dMY II’s CEO will serve on combined company’s Board of Directors

NEW YORK, NY and LONDON, UK – October 27, 2020 – Genius Sports Group Limited (“GSG” or the “Company”), the leading provider of sports data and technology powering the sports, betting and media ecosystem, and dMY Technology Group, Inc. II (NYSE: DMYD) (“dMY II”), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) pursuant to which GSG and dMY II will combine. As a result of the business combination, GSG and dMY II shareholders will exchange their shares for shares in a new combined company (“NewCo”), which will be publicly listed on the New York Stock Exchange (the “NYSE”). The transaction implies a pro forma enterprise value of approximately $1.5 billion. Upon closing, NewCo expects its ordinary shares and warrants to trade on the NYSE under the symbols “GENI” and “GENI WS”, respectively.

In addition to the approximately $276 million held in dMY II’s trust account (assuming no redemptions by dMY’s public stockholders), a group of institutional and experienced industry investors has committed to participate in the transaction through a common stock PIPE of approximately $330 million at $10.00 per share.

Genius Sports Group Highlights

GSG acquires data from sports events around the world and supplies it to sports betting operators, providing them with secure, high-quality, mission critical data and content that helps them better engage with and protect their customers. The Company has a leading portfolio of rights to official data – the feed of live sports statistics that is sanctioned, and otherwise owned, by the relevant governing league. GSG provides data on over 240,000 events each year – effectively every hour of every day. It is the official provider for over 170,000 of these events.

GSG’s scale, access to official data, and innovative technology platform differentiate it within the industry. The Company maintains long-term partnerships with over 500 sports organizations globally, including the NBA, NCAA, FIBA, FIFA, English Premier League and NASCAR. Its proprietary technology and data feeds are mission critical to the success of its sportsbook partners.

Management & Governance

Following the closing of the proposed business combination, Mark Locke will continue to lead the business as Chief Executive Officer of NewCo. Mr. Locke will be supported by a deep bench of talent with substantial experience across finance, technology and the sports betting industry.

NewCo’s Board of Directors will include dMY II’s Chairman Harry You and dMY II’s CEO Niccolo de Masi. Mr. You is the former EVP of EMC and previously served as the CFO of Accenture and Oracle. Mr. de Masi is the current Chairman and former CEO of Glu Mobile (NASDAQ: GLUU), a leading developer and publisher of mobile games for smartphone and tablet devices.

“Genius Sports Group created the market for official data across all tiers of sports, helping fuel our sportsbook partners’ ever-increasing range of products,” said Mr. Locke. “This transaction will help us continue to expand and strengthen our position as a nexus of the global sports, betting and media ecosystem.”

“Elemental data provider Genius Sports Group benefits from the growth of all participants in the global sports betting market. Mark Locke has pioneered the provision of official rights and live data which have been instrumental in building the modern sports betting market,” said Mr. de Masi. “The company has a strong track record of growth and we are very excited by the opportunities for further expansion in this rapidly growing segment.”

Key Transaction Terms

The transaction values NewCo at an anticipated initial enterprise value of approximately $1.5 billion, or 8.0x GSG’s currently projected 2021 revenue of $190 million.

The consideration payable to GSG’s existing shareholders will consist of a combination of cash and rollover equity in NewCo. The proceeds of the $330 million PIPE transaction will be used to repay shareholder loans and to redeem and make certain preference share payments on preferred shares held by corporate shareholders.

Assuming no redemptions by dMY II’s public stockholders, it is anticipated that NewCo will have approximately $150 million of unrestricted cash and a substantially debt-free balance sheet at closing.

The Boards of Directors of both dMY II and GSG have unanimously approved the transaction. The transaction will require the approval of dMY II’s stockholders, and is subject to other customary closing conditions, including a minimum cash condition. The transaction is expected to close in Q1 2021.

An investor webcast and presentation detailing the transaction will be available at www.geniussports.com and www.dmytechnology.com. The transcript of the investor webcast and the presentation will be filed by dMY II with the U.S. Securities and Exchange Commission (“SEC”) as exhibits to a Current Report on Form 8-K, and available on the SEC’s website at www.sec.gov. In addition, NewCo intends to file a registration statement on Form F-4 with the SEC, which will include a proxy statement/prospectus of dMY II, and will file other documents regarding the proposed transaction with the SEC.

Advisors

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to dMY II. Oakvale Capital LLP is acting as exclusive financial advisor to GSG. Goldman Sachs & Co. LLC acted as lead placement agent for the PIPE transaction. Credit Suisse Securities (USA) LLC and Oakvale Capital LLP also acted as capital markets advisors and placement agents for the PIPE transaction. Kirkland & Ellis LLP is serving as legal advisor to GSG. White & Case LLP served as legal advisor to dMY II. Goldman Sachs & Co. LLC acted as the sole bookrunner of dMY II’s IPO; Needham & Co. also acted as underwriter.

About Genius Sports

Genius Sports Group is the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. We are a global leader in digital sports content, technology and integrity services. Our technology is used in over 150 countries worldwide, empowering sports to capture, manage and distribute their live data and video, driving their digital transformation and enhancing their relationships with fans.

We are the trusted partner to over 500 sports organizations globally, including many of the world’s largest leagues and federations such as the NBA, Premier League, FIBA, NCAA and PGA Tour.

Genius Sports Group is uniquely placed thorough cutting-edge technology, scale and global reach to support our partners. We are more than just a technology company, we build long-term relationships with sports at all levels, helping them to control and maximize the value of their content while providing technical expertise and round-the-clock support.

About dMY Technology Group II

dMY Technology Group, Inc. II is a $276 million special purpose acquisition company founded by Niccolo de Masi and Harry You for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Goldman Sachs & Co. LLC acted as the sole bookrunner of dMY II’s IPO; Needham & Co. also acted as underwriter. dMY II’s units, common stock and warrants trade on the NYSE under the ticker symbols “DMYD.U,” “DMYD,” and “DMYD.TS” respectively. More information can be found at www.dmytechnology.com.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, NewCo intends to file with the SEC a registration statement on Form F-4 that will include a prospectus with respect to NewCo securities to be issued in connection with the business combination and a proxy statement with respect to the shareholder meeting of dMY II to vote on, among other things, the business combination. dMY II intends to file a definitive proxy statement with the SEC. dMY II’s stockholders and other interested persons are advised to read, when available, the definitive proxy statement and documents incorporated by reference therein filed with the SEC in connection with the proposed business combination, as these materials will contain important information about GSG, dMY II and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of dMY II as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc. II, Attention: Niccolo de Masi, Chief Executive Officer, niccolo@dmytechnology.com.

Participants in the Solicitation

dMY II, GSG and their respective directors and executive officers may be deemed participants in the solicitation of proxies from dMY II’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in dMY II will be filed in the registration statement to be filed by NewCo on Form F-4, which will include the proxy statement/prospectus, for the proposed business combination and be available at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, dMY II’s, GSG’s and NewCo’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. For example, projections of future enterprise value, revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by dMY II and its management, NewCo and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings or regulatory matters or investigations that may be instituted against dMY II, the Company, NewCo or others; (3) the inability to complete the business combination due to the failure to obtain approval of the shareholders of dMY II, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of dMY II or the Company as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of NewCo to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that dMY II, the Company or NewCo may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (12) the Company’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in dMY II’s final prospectus relating to its initial public offering dated August 17, 2020 and in dMY II’s and NewCo’s subsequent filings with the SEC, including the registration statement on Form F-4, which will include the proxy statement/prospectus, relating to the business combination.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. None of dMY II, the Company or NewCo undertake any duty to update these forward-looking statements.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Contacts

For Genius Sports Group Limited:

Media

Chris Dougan, Chief Communications Officer

+1 (202) 766-4430

chris.dougan@geniussports.com

Tristan Peniston-Bird, The One Nine Three Group

+44 7772 031 886

tristan.peniston-bird@the193.com

Investors

Will Rodd, The One Nine Three Group

+1 917 714 1791

will.rodd@the193.com

For dMY Technology Group, Inc. II:

Media

ICR

dmy2@icrinc.com

Investors

Niccolo de Masi

+1 (310) 600-6667

niccolo@dmytechnology.com

Harry You

+1 (702) 781-4313

harry@dmytechnology.com